                                                                     EXHIBIT 2.1

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                         AGREEMENT AND PLAN OF MERGER


                                BY AND BETWEEN


                           COMPASS BANCSHARES, INC.


                                      AND

                               HILL COUNTRY BANK



                          Dated as of April 22, 1998



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

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I  THE MERGER......................................................... 1
     SECTION 1.1   The Merger................................................. 1
     SECTION 1.2   Effective Time............................................. 1
     SECTION 1.3   Certain Effects of the Merger.............................. 1
     SECTION 1.4   Articles of Association and By-Laws........................ 1
     SECTION 1.5   Directors and Officers..................................... 2
     SECTION 1.6   Conversion of Shares....................................... 2
     SECTION 1.7   Pooling Transfer Restrictions Agreement.................... 3
     SECTION 1.8   Closing.................................................... 3

ARTICLE II EXCHANGE OF SHARES................................................. 3
     SECTION 2.1   Exchange of Shares......................................... 3

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE BANK....................... 4
     SECTION 3.1   Organization and Qualification............................. 4
     SECTION 3.2   Bank Capitalization........................................ 5
     SECTION 3.3   Other Securities........................................... 5
     SECTION 3.4   Authority Relative to the Agreement........................ 5
     SECTION 3.5   No Violation............................................... 5
     SECTION 3.6   Consents and Approvals..................................... 6
     SECTION 3.7   Regulatory Reports......................................... 6
     SECTION 3.8   SEC Status; Securities Issuances........................... 6
     SECTION 3.9   Financial Statements....................................... 6
     SECTION 3.10  Absence of Certain Changes................................. 7
     SECTION 3.11  Bank Indebtedness.......................................... 8
     SECTION 3.12  Litigation................................................. 8
     SECTION 3.13  Tax Matters................................................ 9
     SECTION 3.14  Employee Benefit Plans.....................................10
     SECTION 3.15  Employment Matters.........................................11
     SECTION 3.16  Leases, Contracts and Agreements...........................12
     SECTION 3.17  Related Bank Transactions..................................12
     SECTION 3.18  Compliance with Laws.......................................13
     SECTION 3.19  Insurance..................................................13
     SECTION 3.20  Loans......................................................13
     SECTION 3.21  Fiduciary Responsibilities.................................13
     SECTION 3.22  Patents, Trademarks and Copyrights.........................13
     SECTION 3.23  Environmental Compliance...................................13
     SECTION 3.24  Regulatory Actions.........................................15
     SECTION 3.25  Title to Properties; Encumbrances..........................15
     SECTION 3.26  Shareholder List...........................................15
     SECTION 3.27  Section 368 Representations................................16
     SECTION 3.28  Employee Stock Options.....................................17
     SECTION 3.29  Accounting Matters.........................................17

     SECTION 3.30  Investment Representations.................................17
     SECTION 3.31  Year 2000 Representations..................................17
     SECTION 3.32  Representations Not Misleading.............................17

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF COMPASS.........................17
     SECTION 4.1   Organization and Authority.................................18
     SECTION 4.2   Authority Relative to Agreement............................18
     SECTION 4.3   Financial Reports..........................................19
     SECTION 4.4   Capitalization.............................................19
     SECTION 4.5   Consents and Approvals.....................................19
     SECTION 4.6   Availability of Compass Common Stock.......................19
     SECTION 4.7   Regulatory Reports.........................................20
     SECTION 4.8   Representations Not Misleading.............................21

ARTICLE V. COVENANTS OF THE BANK..............................................21
     SECTION 5.1   Affirmative Covenants of the Bank..........................21
     SECTION 5.2   Negative Covenants of the Bank.............................22

ARTICLE VI.  ADDITIONAL AGREEMENTS............................................25
     SECTION 6.1   Access To, and Information Concerning, Properties
                   and Records................................................25
     SECTION 6.2   Filing of Regulatory Approvals.............................25
     SECTION 6.3   Miscellaneous Agreements and Consents......................25
     SECTION 6.4   Best Good Faith Efforts....................................25
     SECTION 6.5   Exclusivity................................................25
     SECTION 6.6   Public Announcement........................................26
     SECTION 6.7   Employee Benefit Plans.....................................26
     SECTION 6.8   Merger of Bank.............................................27
     SECTION 6.9   Environmental Investigation; Right to Terminate
                   Agreement..................................................27
     SECTION 6.10  Director and Officer  Indemnification......................28
     SECTION 6.11  Certain Tax Matters........................................28
     SECTION 6.12  Registration on Form S-3...................................29
     SECTION 6.13  Employee Bonuses; Retention and Other Severance
                   Payments...................................................29
     SECTION 6.14  Cooperation on Year 2000 Issues............................30

ARTICLE VII.  CONDITIONS TO CONSUMMATION OF THE MERGER........................30
     SECTION 7.1   Conditions to Each Party's Obligation to Effect
                   the Merger.................................................30
     SECTION 7.2   Conditions to the Obligations of Compass and
                   Compass Texas to Effect the Merger.........................31
     SECTION 7.3   Conditions to the Obligations of the Bank to
                   Effect the Merger..........................................32

ARTICLE VIII.  TERMINATION; AMENDMENT; WAIVER.................................33
     SECTION 8.1   Termination................................................33

     SECTION 8.2   Effect of Termination......................................34
     SECTION 8.3   Amendment..................................................34
     SECTION 8.4   Extension; Waiver..........................................34

ARTICLE IX.  SURVIVAL.........................................................34
     SECTION 9.1   Survival of Representations and Warranties.................34

ARTICLE X.  MISCELLANEOUS.....................................................35
     SECTION 10.1  Expenses...................................................35
     SECTION 10.2  Brokers and Finders........................................35
     SECTION 10.3  Entire Agreement; Assignment...............................35
     SECTION 10.4  Further Assurances.........................................35
     SECTION 10.5  Enforcement of the Agreement...............................35
     SECTION 10.6  Severability...............................................35
     SECTION 10.7  Notices....................................................36
     SECTION 10.8  Governing Law..............................................37
     SECTION 10.9  Descriptive Headings.......................................37
     SECTION 10.10 Parties in Interest........................................37
     SECTION 10.11 Counterparts...............................................37
     SECTION 10.12 Incorporation by References................................37
     SECTION 10.13 Certain Definitions........................................37



ATTACHMENTS

     EXHIBITS

          A.   Letter of Transmittal

          B.   Pooling Transfer Restrictions Agreement

          C.   Pooling of Interest Criteria

          D.   Investment Representations Certificate

          E.   Opinion of Counsel for the Bank

          F.   Opinion of Counsel for Compass and Compass Texas

          G.   Compass Texas Representations Certificate

          H.   Release

          I.   Release

LIST OF SCHEDULES

Schedule 3.1       Qualification

Schedule 3.2       Terms of the Undesignated Preferred Stock; Bank
                   Capitalization

Schedule 3.3       List of Equity Ownership

Schedule 3.5 Violations of Law; Conflicts of Interest; Share Litigation; Termination of Existence

Schedule 3.6       Bank Prior Consents

Schedule 3.7       Regulatory Reports

Schedule 3.9       Liabilities and Obligations

Schedule 3.10      Absence of Material Changes or Adverse Effects

Schedule 3.12      Bank Legal Proceedings

Schedule 3.13      Tax Liabilities

Schedule 3.14(a)   Employee Welfare Benefit Plans

Schedule 3.14(b)   Employee Pension Benefit Plans

Schedule 3.14(c)   Deferred Compensation, Bonus and Stock Purchase Plans

Schedule 3.14(l) Additional Payments Due Under Deferred Compensation, Bonus, Employee Welfare Benefit Plans and Employee Pension Benefit Plans

Schedule 3.15      Employment Contracts and Collective Bargaining Agreements

Schedule 3.16 Leases, Subleases, Contracts and Agreements; Participations; Default of Contracts; Marketable Title

Schedule 3.17      Related Bank Transactions

Schedule 3.18      Compliance with Laws

Schedule 3.19      Insurance Policies

Schedule 3.20      Loans Exceeding Legal Lending Limit, Troubled Loans

Schedule 3.22      Patents, Trademarks and Copyrights

Schedule 3.23      Environmental Compliance

Schedule 3.24      Regulatory Actions; Agreements

Schedule 3.25      Title to Properties; Title Policies; Property

Schedule 3.27      Bank Shareholders Disposing of Stock

Schedule 4.2       Compass Prior Consents

Schedule 5.1(i)    List of Accounts and Safe Deposit Boxes

Schedule 5.1(j)    List of Liabilities and Obligations of the Bank

Schedule 6.13(b)   Retention Payments

Schedule 6.13(c)   Conversion Payments

Schedule 6.13(d)   Severance Payments

Schedule 6.13(c)   Employees Receiving Special Severance Payments

Schedule 10.13     List of Officers with Knowledge

                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of April 22, 1998, by and between Compass Bancshares, Inc. a Delaware corporation ("Compass"), and Hill Country Bank, a Texas banking association ("Bank").

     WHEREAS, Compass and the Bank believe that the Merger (as defined herein) of the Bank with an existing or to-be-formed subsidiary ("Compass Texas") of Compass incorporated under the laws of the State of Texas to be added as a party to this Agreement after the date hereof in the manner provided by, and subject to the terms and conditions set forth in, this Agreement and all exhibits, schedules and supplements hereto is desirable and in the best interests of their respective institutions and shareholders; and

     WHEREAS, the respective boards of directors of the Bank and Compass have approved this Agreement and the proposed transactions substantially on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                  ARTICLE I.

                                  THE MERGER

     SECTION 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the Texas Finance Code ("TBC") and the Texas Business Corporation Act (the "TBCA"), Compass Texas shall be merged with and into the Bank (the "Merger") as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VII hereof. Following the Merger, the Bank shall continue as the surviving bank (the "Surviving Bank") and the separate corporate existence of Compass Texas shall cease. Compass shall not be deemed a party to the Merger for the purposes of
Article 5.06 of the TBCA or the General Corporation Law of the State of Delaware.

     SECTION 1.2 Effective Time. The Merger shall be consummated by the filing by the Texas Secretary of State and the Texas Banking Commissioner ("Commissioner") of Articles of Merger, in the form required by and executed in accordance with the relevant provisions of the TBCA and the TBC, and by the issuance of a Certificate of Merger by the Secretary of State of Texas and the Commissioner. (The date of such issuance and filing or such other time and date as may be specified in the Articles of Merger shall be the "Effective Time").

     SECTION 1.3 Certain Effects of the Merger. The Merger shall have the effects set forth in Article 5.06 of the TBCA and Section 32.301 of the TBC.

     SECTION 1.4 Articles of Association and By-Laws. The Articles of Association and the By-Laws of the Bank, in each case as in effect at the Effective Time, shall be the Articles of Association and By-Laws of the Surviving Bank.

     SECTION 1.5 Directors and Officers. The directors and officers of Compass Texas at the Effective Time shall be the directors and officers of the Surviving Bank and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Association and By-Laws of the Surviving Bank, or as otherwise provided by law.

     SECTION 1.6 Conversion of Shares. (a) Each share of the Bank's common stock, par value $100.00 per share ("Bank Common Stock" or "Shares"), issued and outstanding immediately prior to the Effective Time ("Common Shares Outstanding"), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive the consideration payable as set forth below (the "Merger Consideration") to the holder of record thereof, without interest thereon, upon surrender of the certificate representing such Share. For the purposes of determining the number of Shares issued and outstanding, the number of Shares issued and outstanding shall be increased by the number and class of Shares that may be acquired upon exercise or conversion of any warrant, option, convertible debenture or other security entitling the holder thereof to acquire Shares which is in effect or outstanding prior to the Effective Time. At the Closing the Bank shall calculate and certify to Compass the Common Shares Outstanding.

     (b) (i) Subject to Subsections (ii) and (iii) below, in consideration for the Merger, Compass will issue to the holders of the Shares an aggregate number of shares of its common stock, par value $2.00 per share which is quoted under the symbol "CBSS" on the NASDAQ National Market System ("Compass Common Stock"), which is equal to $33,000,000 (the "Target Price") divided by the average closing sale price of the Compass Common Stock as reported by the NASDAQ National Market System for the twenty days of trading preceding the tenth business day prior to the Effective Time (the "Share Determination Market Value").

     (ii) In the event that the Share Determination Market Value would result in the number of shares of Compass Common Stock to be issued to be greater than 790,000, Compass will issue to the holders of the shares of Bank Common Stock and the Bank will accept an aggregate number of shares of Compass Common Stock equal to 790,000.

     (iii) In the event the Share Determination Market Value would result in the number of shares of Compass Common Stock to be issued to be less than 725,000, Compass will issue to the holders of the shares of Bank Common Stock and the Bank will accept an aggregate number of shares of Compass Common Stock equal to 725,000.

     (iv) The ratio of the number of shares of Compass Common Stock to be exchanged for each Share, respectively, and the share figures set forth in subsections (ii) and (iii) above shall be adjusted appropriately to reflect any dividends payable in stock or splits with respect to Compass Common Stock, where the record date or payment occurs prior to the Effective Time.

     (c) Compass will not issue any certificates for any fractional shares of Compass Common Stock otherwise issuable pursuant to the Merger. In lieu of issuing such fractional shares, Compass shall pay cash to any holder of Shares otherwise entitled to receive such fractional share. Such cash payment shall be based on the Share Determination Market Value.

     (d) Each share of capital stock of Compass Texas issued and outstanding immediately before the Effective Time shall be converted into 8,375 shares of common stock of the Surviving Bank.

     SECTION 1.7   Pooling Transfer Restrictions Agreement.   Within 30 days
after the date hereof, the Bank shall enter into and cause each Bank shareholder who is an "affiliate" (as defined in Securities and Exchange Commission ("SEC") Rule 405) of the Bank to enter into with Compass a written agreement substantially in the form of Exhibit B attached hereto.

     SECTION 1.8 Closing. Upon the terms and subject to the conditions hereof, and the satisfaction or waiver, if permissible, of the conditions set forth in Article VII hereof, the Bank and Compass Texas shall execute and deliver the Articles of Merger, as described in Section 1.2, and the parties hereto shall take all such other and further actions as may be required by law to make the Merger effective; provided, however, that the Closing shall occur on the first day of a calendar month unless otherwise agreed. Prior to the filing referred to in this Section, a closing (the "Closing") will be held at the office of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. in Houston, Texas (or such other place as the parties may agree) for the purpose of confirming all of the foregoing.

                                  ARTICLE II.

                              EXCHANGE OF SHARES

     SECTION 2.1   Exchange of Shares.

     (a)  At least 15 days prior to the Effective Time, Compass shall deliver to each record holder (the "Shareholders") of an outstanding certificate or certificates which as of the Effective Time will represent Shares (the "Certificates"), a form letter of transmittal in substantially the form of Exhibit A attached hereto approved by the Bank and Compass ("Letters of Transmittal") (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to Compass) and instructions for use in effecting the surrender of the Certificates for payment therefor. If the Shareholders provide Compass with copies of completed Letters of Transmittal and Certificates, Compass shall promptly, but in no event later than the fifth business day after the delivery of such Letters of Transmittal, advise the Bank whether any defect, omission or other issue exists, regarding the Letters of Transmittal or the Certificates, that would prevent any Shareholder from receiving, at the Effective Time, cash
and Compass Common Stock in the amount provided for in Section 1.6.   Upon
surrender to Compass of a Certificate, together with a properly executed and completed Letter of Transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor cash and Compass Common Stock in the amount provided in Section 1.6, and such Certificate shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon surrender of the Certificate and no dividend will be disbursed with respect to the shares of Compass Common Stock until the holder's Shares are surrendered in exchange therefor. If payment or delivery of Compass Common Stock is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment and delivery of Compass Common Stock to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Bank that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.1, each Certificate shall represent for all purposes the right to receive the Merger Consideration without any interest thereon.

     (b) After the Effective Time, the stock transfer ledger of the Bank shall be closed and there shall be no transfers on the stock transfer books of the Bank of the Shares which were outstanding immediately prior to such time of filing. If, after the Effective Time, Certificates are presented to the Surviving Bank, they shall be promptly presented to Compass and exchanged as provided in this Article II.

     (c) At the Closing, Compass shall deliver to the Shareholders who have submitted to Compass on or prior to the Effective Time their Certificates, accompanied by properly executed and completed Letters of Transmittal, cash and Compass Common Stock in the amount provided for in Section 1.6.

                                 ARTICLE III.

                  REPRESENTATIONS AND WARRANTIES OF THE BANK

     The Bank hereby makes the representations and warranties set forth in this
Article III to Compass. The Bank has delivered to Compass the Schedules to this Agreement referred to in this Article III prior to the date hereof. The Bank agrees at the Closing to provide Compass and Compass Texas with supplemental Schedules reflecting any changes thereto between the date of such Schedules and the date of the Closing.

     SECTION 3.1 Organization and Qualification. The Bank is a Texas banking association, duly organized, validly existing and in good standing under the laws of the State of Texas, and is not a member of the Federal Reserve System. The Bank has all requisite corporate power and authority to carry on its business as now being conducted and to own, lease and operate its properties and assets as now owned, leased or operated. Except as set forth on Schedule 3.17, the Bank does not own or control any Affiliate (as defined in Section 3.17). True and correct copies of the Articles of Association or Incorporation and Bylaws of the Bank, with all amendments thereto through the date of this Agreement, have been delivered by the Bank to Compass. Except as set forth on
Schedule 3.9, the nature of the business of the Bank and its activities, as currently conducted, does not require it to be qualified to do business in any jurisdiction other than the State of Texas.

     SECTION 3.2 Bank Capitalization. As of the date hereof, the authorized capital stock of the Bank consists solely of (a) 10,000 shares of Bank Common Stock, of which 8,375 shares are issued and outstanding, and none of which are held in treasury. There are no outstanding subscriptions, options, convertible securities, rights, warrants, calls, or other agreements or commitments of any kind issued or granted by, or binding upon, the Bank to purchase or otherwise acquire any security of or equity interest in the Bank. There are no outstanding subscriptions, options, rights, warrants, calls, convertible securities or other agreements or commitments obligating the Bank to issue any shares of the Bank, or to the knowledge of the Bank, irrevocable proxies or any agreements restricting the transfer of or otherwise relating to shares of its capital stock of any class. All of the Shares that have been issued have been duly authorized, validly issued and are fully paid and non-assessable, and are free of preemptive rights. There are no restrictions applicable to the payment of dividends on the Shares except pursuant to the TBC and the TBCA and applicable banking laws and regulations and all dividends declared prior to the date hereof have been paid.

     SECTION 3.3 Other Securities. The Bank does not have any Subsidiaries. Set forth on Schedule 3.3 hereto is a list of all equity ownership by the Bank for the account of the Bank in any other person (the "Other Securities"). The Bank owns each Other Security free and clear of any lien, encumbrance, security interest or charge. The Other Securities represent less than five percent of the outstanding equity securities of each such person.

     SECTION 3.4 Authority Relative to the Agreement. The Bank has full corporate power and authority, no further proceedings on the part of the Bank are necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby which have been duly and validly authorized by its Board of Directors and the shareholders. This Agreement has been duly executed and delivered by the Bank and is a duly authorized, valid, legally binding and enforceable obligation of the Bank, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such approval of regulatory agencies and other governmental authorities having authority over the Bank as may be required by statute or regulation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation or breach of or default under the respective Articles of Association or Incorporation or By-Laws of the Bank.

     SECTION 3.5 No Violation. Except as set forth on Schedule 3.5, neither the execution, delivery nor performance of this Agreement in its entirety, nor the consummation of all of the transactions contemplated hereby, following the receipt of such approvals as may be required from the SEC, the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC") and the Commissioner will (i) violate (with or without the giving of notice or the passage of time), any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to the Bank or (ii) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property or assets of the Bank pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which the Bank is a party or by which any of its assets or properties are subject or bound. Except as set forth on Schedule 3.5, there are no proceedings pending or, to the knowledge of the Bank, threatened, against the Bank or involving the Shares, at law or in equity or before or by any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other person which may result in liability to Compass or Compass Texas upon the consummation of the transactions contemplated hereby or which would prevent or delay such consummation. Except as set forth in
Schedule 3.5, or as contemplated hereby, the corporate existence, business organization, assets, licenses, permits, authorizations and contracts of the Bank will not be terminated or impaired by reason of the execution, delivery or performance by the Bank of this Agreement or consummation by the Bank of the transactions contemplated hereby, assuming the receipt of required regulatory approvals.

     SECTION 3.6 Consents and Approvals. The Bank's Board of Directors (at a meeting called and duly held) and the Bank's shareholders by written consent have approved and adopted this Agreement. Except as described in Schedule 3.6 hereto, no prior consent, approval or authorization of, or declaration, filing or registration with any person, domestic or foreign, is required of the Bank in connection with the execution, delivery and performance by the Bank of this Agreement and the transactions contemplated hereby, except the filing of the Articles of Merger under the TBC and the TBCA, and such approvals as may be required from the SEC, the FRB, the FDIC and the Commissioner.

     SECTION 3.7 Regulatory Reports. Except as set forth on Schedule 3.7, the Bank has filed all reports, registrations and statements, together with any amendments required to be made thereto, that are required to be filed with the FRB, the Commissioner, the FDIC, or any other regulatory authority having jurisdiction over the Bank.

     SECTION 3.8 SEC Status; Securities Issuances. The Bank is not subject to the registration provisions of Section 12 of the Exchange Act nor the rules and regulations of the SEC promulgated under Section 12 of the Exchange Act, other than anti-fraud provisions of such act. All issuances of securities by the Bank have been registered under the Securities Act, the Securities Act of the State of Texas, the TBC, and all other applicable laws or were exempt from any such registration requirements.

     SECTION 3.9 Financial Statements. The Bank has provided Compass with a true and complete copy of the audited statement of financial position of the Bank as of December 31, 1996, and the related statements of income, shareholders' equity and changes in cash flows for the years ended December 31, 1996 and 1995 and the statements of financial position of the Bank as of March 31, June 30 and September 30, 1997 and the related statements of income and shareholders' equity for the three-, six- and nine-month periods ended March 31, June 30 and September 30, 1997 and 1996, and promptly following their availability the Bank will provide Compass with the Bank's audited statement of financial position of the Bank as of December 31, 1997 and the related statements of income, shareholders' equity and changes in cash flow for the year ended December 31, 1997 (such statements of financial position and the related statements of income, shareholders' equity and changes in cash flows and the notes and schedules thereto are collectively referred to herein as the "Financial Statements"). Except as described in the notes to the Financial Statements, the Financial Statements, including the statement of financial position and the related statements of income, shareholders' equity and changes in cash flows (including the related notes thereto) of the Bank, fairly present the financial position of the Bank as of the dates thereof and the results of operations and changes in financial position of the Bank for the periods then ended, in conformity with Generally Accepted Accounting Principles ("GAAP") applied on a basis consistent with prior periods (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and the fact that they do not contain all of the footnote disclosures required by GAAP and, subject further, that the Financial Statements for periods beginning January 1, 1996 are not consistent with prior periods to the extent of the changes in presentation therein resulting from the election of S corporation status within the meaning of Section 1361 and 1362 of the Code, as hereinafter defined) except as otherwise noted therein, and the accounting records underlying the Financial Statements accurately and fairly reflect in all material respects the transactions of the Bank. As of their dates, the Financial Statements conformed, or will conform when delivered, in all material respects with all applicable rules and regulations promulgated by the FRB, the

Commissioner, and the FDIC. Except as set forth on Schedule 3.9, the Bank does not have any liabilities or obligations of a type which should be included in or reflected on the Financial Statements if prepared in accordance with GAAP, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except as and to the extent disclosed or reflected in the Financial Statements. The Bank will provide Compass with the unaudited statements of financial position of the Bank as of the end of each month hereafter, prepared on a basis consistent with prior periods and promptly following their availability, the Bank will provide Compass with the Reports of Condition and Statements of Income ("Call Reports") of the Bank for all periods ending after September 30, 1997. The Bank has no off balance sheet liabilities associated with financial derivative products or potential liabilities associated with financial derivative products.

     SECTION 3.10 Absence of Certain Changes. Except as and to the extent set forth on Schedule 3.10, since December 31, 1997 (the "Balance Sheet Date") the Bank has not:

     (a) made any amendment to its Articles of Association or Incorporation or Bylaws or changed the character of its business in any material manner;

     (b)  suffered any Material Adverse Effect (as defined in Section 10.13(b));

     (c) entered into any agreement, commitment or transaction except in the ordinary course of business and consistent with prudent banking practices;

     (d) except in the ordinary course of business and consistent with prudent banking practices, incurred, assumed or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise);

     (e) permitted or allowed any of its property or assets to be subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than statutory liens not yet delinquent) except in the ordinary course of business and consistent with prudent banking practices;

     (f) except in the ordinary course of business and consistent with prudent banking practices, canceled any debts, waived any claims or rights, or sold, transferred, or otherwise disposed of any of its properties or assets;

     (g) disposed of or permitted to lapse any rights to the use of any trademark, service mark, trade name or copyright, or disposed of or disclosed to any person other than its employees or agents, any trade secret not theretofore a matter of public knowledge;

     (h) except as set forth on Schedule 3.10 and except for regular salary increases granted in the ordinary course of business within the Bank's' 1998 budget and consistent with prior practices, granted any increase in compensation or paid or agreed to pay or accrue any bonus, percentage compensation, service award, severance payment or like benefit to or for the credit of any director, officer, employee or agent, or entered into any employment or consulting contract or other agreement with any director, officer or employee or adopted, amended or terminated any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan, program or agreement maintained by the Bank, for the directors, employees or former employees of the Bank ("Employee Benefit Plan");

     (i) directly or indirectly declared, set aside or paid any dividend or made any distribution in respect to its capital stock or redeemed, purchased or otherwise acquired, or arranged for the redemption, purchase or acquisition of, any shares of its capital stock or other of its securities, except for dividends permitted by Section 5.2 of the Agreement;

     (j) organized or acquired any capital stock or other equity securities or acquired any equity or ownership interest in any person (except through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, the ownership of which does not expose the Bank to any liability from the business, operations or liabilities of such person);

     (k) issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares of its capital stock;

     (l) made any or acquiesced with any change in any accounting methods, principles or practices, except as required by changes in GAAP adopted after the date hereof;

     (m) experienced any material adverse change in the aggregate in relations with customers or clients of the Bank;

     (n) except for the transactions contemplated by this Agreement or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment, other than in the ordinary course of business and consistent with prudent banking practices; or

     (o) agreed, whether in writing or otherwise, to take any action the performance of which would change the representations contained in this Section
3.10 in the future so that any such representation would not be true in all material respects as of the Closing.

     SECTION 3.11 Bank Indebtedness. The Bank does not have any indebtedness ("Bank Indebtedness") other than deposits.

     SECTION 3.12 Litigation. Except as set forth on Schedule 3.12, there are no actions, suits, or claims pending or, to the knowledge of the Bank, any investigations, reviews or other proceedings pending or actions, suits, claims, investigations, reviews or other proceedings threatened against the Bank or involving any its properties or assets, at law or in equity or before or by any foreign, federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or other instrumentality or person or any board of arbitration or similar entity ("Proceeding"). The Bank will notify Compass immediately in writing of any Proceedings against the Bank.

     SECTION 3.13  Tax Matters.  The Bank has duly filed all tax returns that
it was required to file (the "Filed Returns").   All such Filed Returns were
correct and complete in all material respects. The Bank has paid, or has established adequate reserves for the payment of, all federal income taxes and all state and local income taxes and all franchise, property, sales, employment, foreign or other taxes required to be paid with respect to the periods covered by the Filed Returns. With respect to the periods for which returns have not yet been filed, the Bank has established adequate reserves determined in accordance with GAAP for the payment of all federal income taxes and all state and local income taxes and all franchise, property, sales, employment, foreign or other taxes. Except as described in Schedule 3.13, the Bank has no direct or indirect liability for the payment of federal income taxes, state and local income taxes, and franchise, property, sales, employment or other taxes in excess of amounts paid or reserves established. There are no liens for any taxes on any of the assets of the Bank, except for liens for taxes not yet due or for taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP. The Bank has not entered into any tax sharing agreement or other agreement regarding the allocation of the tax liability of the Bank or similar arrangement. Set forth on Schedule 3.13 are the dates of filing of all Filed Returns for all fiscal years since and including January 1, 1990 and any amendments thereto which relate to federal or state income or franchise taxes. The Bank has not filed any Internal Revenue Service ("IRS") Forms 1139 (Application for Tentative Refund). Except as set forth on Schedule 3.13, there are no pending questions raised in writing by the IRS or other taxing authority for taxes or assessments of the Bank, nor are there any outstanding agreements or waivers extending the statutory period of limitation applicable to any tax assessment or deficiency against the Bank for any period. The Bank has withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over. The Bank is neither obligated to make any payments, nor is it a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). The Bank has been a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code at all times after December 31, 1996 and will be a validly electing S corporation up to and including the day before the Closing Date. Except as disclosed in Schedule 3.13, the Bank has never agreed to make, nor is the Bank required to make, any adjustment under Section 481(a) of the Code by reason of a change in the method of accounting or otherwise. The Bank has not, with regard to any assets held, acquired or to be acquired, filed a consent to the application of Section 341(f) of the Code. For the purposes of this Agreement, the term "tax" shall include all federal, state, local and foreign taxes and related governmental charges and any interest or penalties payable in connection with the payment of taxes.

     SECTION 3.14 Employee Benefit Plans. With respect to all employee benefit plans and programs in which employees of the Bank participate the following are true and correct:

     (a) Schedule 3.14(a) lists each "employee welfare benefit plan" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained by the Bank or to which the Bank contributes or is required to contribute, including any multiemployer welfare plan (such employee welfare benefit plans being hereinafter collectively referred to as the "Welfare Benefit Plans") and sets forth (i) the amount of any liability of the Bank for contributions more than thirty days past due with respect to each Welfare Benefit Plan as of the date hereof and as of the end of any subsequent month ending prior to the Closing and (ii) the annual cost attributable to each of the Welfare Benefit Plans; no Welfare Benefit Plan provides for continuing benefits or coverage for any participant, beneficiary or former employee after such participant's or former employee's termination of employment except as may be required by Section 4980B of the Code and Sections 601-608 of ERISA;

     (b) Schedule 3.14(b) lists each "employee pension benefit plan" (as defined in Section 3(2) of ERISA and not exempted under Section 4(b) or 201 of ERISA) maintained by the Bank or to which the Bank contributes or is required to contribute, including any multiemployer plan (as defined in Section 3(37) of ERISA) (such employee pension benefit plans being hereinafter collectively referred to as the "Pension Benefit Plans");

     (c) Schedule 3.14(c) lists each deferred compensation plan, bonus plan, stock option plan, employee stock purchase plan, restricted stock, excess benefit plan, incentive compensation, stock bonus, cash bonus, severance pay, golden parachute, life insurance, all nonqualified deferred compensation arrangements, rabbi trusts, cafeteria plans, dependent care plans, all unfunded plans and any other employee benefit plans or programs, agreements, arrangements or commitments not required under a previous subsection to be listed (other than normal policies concerning holidays, vacations and salary continuation during short absences for illness or other reasons) maintained by the Bank (referred to as "Other Programs");

     (d) All of the Pension Benefit Plans and Welfare Benefit Plans and any related trust agreements or annuity contracts (or any other funding instruments) and all Other Programs comply currently, and have complied in the past, both as to form and operation, with the provisions of ERISA, the Code and with all other applicable laws, rules and regulations governing the establishment and operation of the Pension Benefit Plans, Welfare Benefit Plans and all Other Programs; all necessary governmental approvals relating to the establishment of the Pension Benefit Plans have been obtained; and with respect to each Pension Benefit Plan that is intended to be tax-qualified under Section 401(a) or 403(a) of the Code, a favorable determination letter as to the qualification under the Code of each such Pension Benefit Plan and each material amendment thereto has been issued by the Internal Revenue Service (and nothing has occurred since the date of the last such determination letter which resulted in, or is likely to result in the revocation of such determination);

     (e) Each Welfare Benefit Plan, each Pension Benefit Plan and each Other Program has been administered in compliance with the requirements of the Code, ERISA and all other applicable laws, and all reports and disclosures required by ERISA, the Code and any other applicable laws with respect to each Welfare Benefit Plan, each Pension Benefit Plan and each Other Program have been timely filed;

     (f) On and after January 1, 1975, neither the Bank, nor any plan fiduciary of any Welfare Benefit Plan or Pension Benefit Plan has engaged in any transaction in violation of Section 406 of ERISA (for which transaction no exemption exists under Section 408 of ERISA) or in any "prohibited transaction" as defined in Section 4975(c)(1) of the Code (for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code);

     (g) Neither the Bank, nor any corporation or other trade or business controlled by or under common control with the Bank (as determined under Sections 414(b) and 414(c) of the Code) ("Common Control Entity") is, or has been within the past five years, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Pension Benefit Plan subject to the provisions of Title IV of ERISA, nor has the Bank or a Common Control Entity maintained or participated in any employee pension benefit plan (defined in Section 3(2) of ERISA) subject to the provision of Title IV of ERISA. In addition, neither the Bank nor a Common Control Entity (i) is a party to a collective bargaining agreement, (ii) has maintained or contributed to, or has participated in or agreed to participate in, a multiemployer plan (as defined in Section 3(37) of ERISA), or (iii) has made a complete or partial withdrawal from a multiemployer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability as defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA);

     (h) True and complete copies of each Welfare Benefit Plan, each Pension Benefit Plan and each Other Program, related trust agreements or annuity contracts (or any other funding instruments), summary plan descriptions, the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Benefit Plan, the most recent application for a determination letter from the Internal Revenue Service with respect to each Pension Benefit Plan and Annual Reports on Form 5500 Series filed with any governmental agency for each Welfare Benefit Plan, Pension Benefit Plan and Other Program for the two most recent plan years, have been furnished to Compass;

     (i) All Welfare Benefit Plans, Pension Benefit Plans, and Other Programs related trust agreements or annuity contracts (or any other funding instruments), are legally valid and binding and in full force and effect and there are no promised increases in benefits (whether expressed, implied, oral or written) under any of these plans nor any obligations, commitments or understandings to continue any of these plans, (whether expressed, implied, oral or written) except as required by Section 4980B of the Code and Sections 601-608 of ERISA;

     (j) There are no claims pending with respect to, or under, any Pension Benefit Plan, Welfare Benefit Plan or any Other Program, other than routine claims for plan benefits, and there are no disputes or litigation pending or threatened with respect to any such plans;

     (k) No action has been taken, nor has there been a failure to take any action that would subject any person or entity to any liability for any income, excise or other tax or penalty in connection with any Pension Benefit Plan, Welfare Benefit Plan or any Other Program, other than for income taxes due with respect to benefits paid; and

     (l) Except as otherwise set forth in Schedule 3.14(l), neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) result in any payment to be made by the Bank (including, without limitation, severance, unemployment compensation, golden parachute (defined in Section 280G of the Code), or otherwise) becoming due to any employee, director or consultant, or (ii) increase any benefits otherwise payable under any Welfare Benefit Plan, Pension Benefit Plan, or any Other Program.

     SECTION 3.15 Employment Matters. Except as disclosed on Schedule 3.15, the Bank is not a party to any oral or written contracts or agreements granting benefits or rights to employees or any collective bargaining agreement or to any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency which requires equal employment opportunities or affirmative action in employment. There are no unfair labor practice complaints pending against the Bank before the National Labor Relations Board and no similar claims pending before any similar state, local or foreign agency. To the knowledge of the Bank, there is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of the Bank, nor of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any such employees. The Bank is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and the Bank is not engaged in any unfair labor practice.

     SECTION 3.16 Leases, Contracts and Agreements. Schedule 3.16 sets forth, as of the date set forth in Schedule 3.16 which shall be updated as of the Closing Date, an accurate and complete description of all leases, subleases, licenses, contracts and agreements to which the Bank is a party or by which the Bank is bound which obligate or may obligate the Bank in the aggregate for an amount in excess of $25,000 over the entire term of any such agreement or related contracts of a similar nature which in the aggregate obligate or may obligate the Bank in the aggregate for an amount in excess of $25,000 over the entire term of such related contracts (the "Contracts"). The Bank has delivered or made available to Compass true and correct copies of all Contracts. For the purposes of this Agreement, the Contracts shall be deemed not to include loans made by, repurchase agreements made by, spot foreign exchange transactions of, bankers acceptances of, agreements with Bank customers for trust services, or deposits by the Bank, but does include unfunded and partially funded loan commitments and letters of credit issued by the Bank where the borrowers' total direct and indirect indebtedness to the Bank is in excess of $25,000. Except as set forth in Schedule 3.16, no participations or loans have been sold which have buy back, recourse or guaranty provisions which create contingent or direct liabilities of the Bank. All of the Contracts are legal, valid and binding obligations of the parties to the Contracts enforceable in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and to general equitable principles, and are in full force and effect. Except as described in Schedule 3.16, all rent and other payments by the Bank under the Contracts are current, there are no existing defaults by the Bank under the Contracts and no termination, condition or other event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default. Except as set forth on Schedules 3.16, the Bank has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all mortgages, pledges, liens, encumbrances and security interests.

     SECTION 3.17 Related Bank Transactions. Except as set forth on Schedule 3.17, there are no agreements, instruments, commitments, extensions of credit, tax sharing or allocation agreements or other contractual agreements of any kind between or among the Bank, whether on its own behalf or in its capacity as trustee or custodian for the funds of any employee benefit plan (as defined in ERISA), and any of its Affiliates. The term "Affiliate" as used in this Agreement means, with respect to any person, any person that, directly or indirectly, controls, is controlled by, or is under common control with, such person in question. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

     SECTION 3.18 Compliance with Laws. Except as set forth on Schedule 3.18, the Bank is not in (i) default in respect to or is not in violation of any judgment, order, writ, injunction or decree of any court or (ii) material default in respect to or is not in material violation of any statute, law, ordinance, rule, order or regulation of any governmental department, commission, board, bureau, agency or instrumentality, federal, state or local, including (for purposes of illustration and not limitation) capital and FRB reserve requirements, capital ratios and loan limitations of the FRB, the FDIC or the Commissioner; and the consummation of the transactions contemplated by this Agreement will not constitute such a default or violation as to the Bank. The Bank has all permits, licenses, and franchises from governmental agencies required to conduct its business as it is now being conducted.

     SECTION 3.19 Insurance. The Bank has in effect the insurance coverage (including fidelity bonds) described in Schedule 3.19 and has had similar insurance in force for the last 5 years. There have been no claims under such bonds within the last 5 years and the Bank is not aware of any facts which would form the basis of a claim under such bonds. The Bank does not have any reason to believe that the existing fidelity coverage would not be renewed by its carrier on substantially the same terms.

     SECTION 3.20 Loans. Each loan reflected as an asset in the Financial Statements is the legal, valid and binding obligation of the obligor of each loan, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and to general equitable principles; provided, however, that no representation or warranty is made as to the collectibility of such loans. The Bank does not have in its portfolio any loan exceeding its legal lending limit, and except as disclosed on Schedule 3.20, the Bank has no known significant delinquent, substandard, doubtful, loss, nonperforming or problem loans.

     SECTION 3.21 Fiduciary Responsibilities. The Bank has performed in all material respects all of its respective duties as a trustee, custodian, guardian or as an escrow agent in a manner which complies in all respects with all applicable laws, regulations, orders, agreements, instruments and common law standards.

     SECTION 3.22  Patents, Trademarks and Copyrights.  Except as set forth in
Schedule 3.22, the Bank does not require the use of any material patent, patent application, invention, process, trademark (whether registered or unregistered), trademark application, trade name, service mark, copyright, or any material trade secret for the business or operations of the Bank. The Bank owns or is licensed or otherwise has the right to use the items listed in Schedule 3.22.

     SECTION 3.23  Environmental Compliance.  Except as set forth in Schedule
3.23:

     (a) The Bank and any Property owned or operated by it are in material compliance with all applicable Environmental Laws (as defined in Section 10.13(c)) and have obtained and are in material compliance with all permits, licenses and other authorizations (individually a "Permit," and collectively, "Permits") required under any Environmental Law. There is no past or present event, condition or circumstance that would (1) interfere with the conduct of the business of the Bank in the manner now conducted relating to such entity's compliance with Environmental Laws, (2) constitute a material violation of any Environmental Law or (3) have a Material Adverse Effect upon the Bank;

     (b) The Bank does not currently lease, operate, own, or exercise managerial functions at nor has it formerly leased, operated, owned, or exercised managerial functions at any facility or real property that is subject to any actual or, to the knowledge of the Bank, potential or threatened Proceeding under any Environmental Law;

     (c) There are no Proceedings pending or, to the knowledge of the Bank, threatened against the Bank under any Environmental Law, or relating to the release, threatened release, management, treatment, storage or disposal of, or exposure to Polluting Substances (as defined in Section 10.13(d)), and the Bank has not received any notice (whether from any regulatory body or private person) of any claim under, or violation, or potential or threatened violation of, any Environmental Law;

     (d) There are no actions or Proceedings pending or, to the knowledge of the Bank, threatened under any Environmental Law involving the release or threat of release of any Polluting Substances at, on or under any property where Polluting Substances generated by the Bank have been disposed, treated or stored;

     (e) There is no Controlled Property for which the Bank was required to obtain any Permit under an Environmental Law to construct, demolish, renovate, occupy, operate, or use such Property or any portion of it and there is no Controlled Property or portion thereof which the Bank intends to construct, demolish, renovate, occupy, operate or use for which a permit is required under an Environmental Law;

     (f) The Bank has not generated any Polluting Substances for which it was required under an Environmental Law to execute any waste disposal manifest or receipt;

     (g) There has been no release of Polluting Substances at or under any Property in violation of any Environmental Laws or which would require any remediation or report or notification to any governmental or regulatory authority;

     (h) There are no underground or above ground storage tanks on or under any Property which are not in compliance with Environmental Laws and any Property previously containing such tanks has been remediated for any releases in compliance with all Environmental Laws;

     (i) There is no asbestos containing material present in any Controlled Property (as defined below). The loan files of the Bank for Collateral Property (as defined below) contain all information known to the Bank with respect to asbestos containing material present in any Collateral Property and the Bank has delivered to or made available to Compass all of the loan files for Collateral Property; and

     (j) The Bank has not received any notification that it has not complied in all material respects with the guidelines issued by the FDIC on February 25, 1993, and any other governmental authority with jurisdiction over the Bank, that directs banks to implement programs to reduce the potential for banks to incur liability under, or to assess the compliance of borrowers or Collateral Property with, Environmental Laws;

     (k)  For purposes of this Section 3.23 and Section 6.9, "Property" includes
(1) any property (whether real or personal) which the Bank currently or in the past has leased, operated or owned or managed in any manner including without limitation any property acquired by foreclosure or deed in lieu thereof ("Controlled Property") and (2) property now held as security for a loan or other indebtedness by the Bank or property currently proposed as security for loans or other credit the Bank is currently evaluating whether to extend or has committed to extend ("Collateral Property"). With respect to any Collateral Property, the representations of this Section 3.23 shall be limited to the knowledge of the Bank.

     SECTION 3.24 Regulatory Actions. Except as set forth on Schedule 3.24, there are no actions or proceedings pending or, to the knowledge of the Bank, threatened against the Bank by or before the FRB, the FDIC, the Commissioner, the Environmental Protection Agency, the Texas Natural Resource Conservation Commission, or any other nation or government, any state or political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Except as set forth on Schedule 3.24, the Bank is not subject to a formal or informal agreement, memorandum of understanding, enforcement action with or any type of financial assistance by any regulatory authority having jurisdiction over such entity. The Bank has not taken or agreed to take any action or has no knowledge of any fact or circumstance that would materially impede or delay receipt of any required regulatory approval. Except as set forth in Schedule 3.24, the Bank has not received or been made aware of any complaints or inquiries under the Community Reinvestment Act, the Fair Housing Act, the Equal Credit Opportunity Act or any other state or federal anti-discrimination fair lending law and, to the knowledge of the Bank, there is no fact or circumstance that would form the basis of any such complaint or inquiry.

     SECTION 3.25  Title to Properties; Encumbrances.  Except as set forth on
Schedule 3.25, the Bank has unencumbered, good, legal, and indefeasible title to all its properties and assets, real and personal, including, without limitation, all the properties and assets reflected in the Financial Statements except for those properties and assets disposed of for fair market value in the ordinary course of business and consistent with prudent banking practice since the date of the Financial Statements. Except as set forth on Schedule 3.25, the Bank has a title policy in full force and effect from a title insurance company which, to the best of Bank's knowledge, is solvent, insuring good and indefeasible title to all real property owned by the Bank in favor of the Bank. The Bank has made available to Compass all of the files and information in the possession of the Bank concerning such properties, including any title exceptions which might affect indefeasible title or value of such property. The Bank holds good and legal title or good and valid leasehold rights to all assets that are necessary for it to conduct its business as it is currently being conducted. Except as set forth on Schedule 3.25, the Bank owns all furniture, equipment, art and other property used to transact business presently located on its premises. Except as set forth on Schedule 3.25, no Property has been deed recorded or otherwise been identified in public records or should have been recorded or so identified as containing Polluting Substances.

     SECTION 3.26 Shareholder List. The Bank has provided to Compass prior to the date of this Agreement a list of the holders of Shares and the holders of any outstanding warrant, option, convertible debenture or other security entitling the holder thereof to acquire Shares as of March 31, 1998 containing the names, addresses and number of Shares or such other securities held of record, which is accurate in all respects as of such date, and the Bank will promptly advise Compass of any significant changes thereto.

     SECTION 3.27 Section 368 Representations. (a) There is no plan or intention by any Bank shareholder who is anticipated to receive one percent (1%) or more of the total Merger Consideration ("1% Shareholder") and, to the knowledge of the Bank and its directors, there is no plan or intention by any of the remaining Bank shareholders, to sell or otherwise dispose of (i) shares of the Bank prior to and in connection with the merger to the Bank, Compass or any party related to the Bank or Compass and (ii) shares of Compass Common Stock to be received pursuant to the Merger to Compass or any party related to Compass that would reduce all such shareholders' holdings to a number of shares having a total fair market value at the Effective Time of less than fifty percent (50%) of the total fair market value of all of the Bank's capital stock outstanding immediately prior to the Effective Time. For purposes of this Section 3.27, shares of the Bank's capital stock surrendered by dissenting shareholders and shares of the Bank's capital stock sold, redeemed or otherwise disposed of prior or subsequent to and as a part of the overall transaction contemplated by the Merger will be considered to be capital stock of the Bank outstanding immediately prior to the Merger.

     (b) The Bank has provided to Compass true and correct copies of statements received from each 1% Shareholder with respect to his plan or intention to sell or otherwise dispose of (i) shares of the Bank prior to and in connection with the merger to the Bank, Compass or any party related to the Bank or Compass and
(ii) shares of the Compass Common Stock to be received pursuant to the Merger to Compass or any party related to Compass, and has set forth on Schedule 3.27 all knowledge of the Bank and its directors about the plans or intentions of any other Bank shareholders to sell or otherwise dispose of the (i) shares of the Bank prior to and in connection with the merger to the Bank, Compass or any party related to the Bank or Compass and (ii) shares of Compass Common Stock to be received pursuant to the Merger to Compass or any party related to Compass.

     (c) Compass will not assume any debts or obligations of the holders of the Shares as part of the Merger.

     (d) Except as set forth on Schedule 3.27, there have not been any sales or redemptions of the Bank's capital stock in contemplation of the Merger.
Schedule 3.27 sets forth all transactions in the capital stock of the Bank since January 1, 1997.

     (e) The liabilities of the Bank assumed by Compass as a part of the Merger and the liabilities to which the transferred assets of the Bank are subject were incurred by the Bank in the ordinary course of its business.

     (f) The Bank and its shareholders will pay their own expenses which are incurred in connection with the Merger.

     (g) The Bank has not disposed of any assets (either as a dividend or otherwise) constituting more than 10% of the fair market value of all of its assets (ignoring any liabilities) at any time either during the past twelve months or in contemplation of the Merger.

     (h) The Bank is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

     (i) The Bank is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     SECTION 3.28 Employee Stock Options. There are no Bank employee stock option plans or provisions in any other plan, program, or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Bank.

     SECTION 3.29 Accounting Matters. Neither the Bank nor any of its affiliates has knowingly taken or agreed to take any action that would prevent Compass from accounting for the business combination to be effected by the Merger as a pooling of interests, including, without limitation, any action inconsistent with the provisions of Exhibit C hereto.

     SECTION 3.30 Investment Representations. The Shareholders have executed and delivered to Compass investment representations in substantially the form of Exhibit D attached hereto.

     SECTION 3.31  Year 2000 Representations.   The Bank's Year 2000 compliance
program has been reviewed by the FDIC and found by the FDIC to be satisfactory.

     SECTION 3.32 Representations Not Misleading. No representation or warranty by the Bank in this Agreement, nor any statement, summary, exhibit or schedule furnished to Compass or Compass Texas by the Bank under and pursuant to, or in anticipation of this Agreement, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE IV.

                        REPRESENTATIONS AND WARRANTIES
                                  OF COMPASS

     Compass hereby makes the representations and warranties set forth in this
Article IV to the Bank.

     SECTION 4.1   Organization and Authority.

     (a) Compass is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to conduct its business as now conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Agreement.

     (b) Compass is a bank holding company under its Bank Holding Company Act of 1956, as amended, and in good standing under all laws, rules and regulations applicable to bank holding companies. Compass is duly qualified or licensed and in good standing in each jurisdiction which requires such qualification where it owns or leases properties or conducts business.

     SECTION 4.2 Authority Relative to Agreement. Compass has full corporate power and authority and no further corporate proceedings on the part of Compass are necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby, all of which have been duly and validly authorized by Compass' Board of Directors. This Agreement has been duly executed and delivered by Compass and is a duly authorized, valid, legally binding and enforceable obligation of Compass, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such approval of regulatory agencies and other governmental authorities having authority over Compass as may be required by statute or regulation. Compass is not in violation of or default under its Certificate of Incorporation or By-Laws or any agreement, document or instrument under which Compass is obligated or bound, or any law, order, judgment, injunction, award, decree, statute, rule, ordinance or regulation applicable to Compass or any of its Subsidiaries (as defined in Section 10.13(a)), the violation or breach of which could have a Material Adverse Effect on Compass and its Subsidiaries taken as a whole. Except as set forth on Schedule 4.2, neither the execution, delivery nor performance of this Agreement in its entirety, nor the consummation of all the transactions contemplated hereby, following the receipt of such approvals as may be required from the SEC, the FRB, and the Commissioner will
(i) violate (with or without the giving of notice or passage of time), any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to Compass, or (ii) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property or assets of Compass pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which Compass is a party or by which any of its assets or properties are bound. Except as set forth on Schedule 4.2, there are no proceedings pending or, to the knowledge of Compass, threatened, against Compass, at law or in equity or before any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other person which may result in liability to the Bank on the consummation of the transactions contemplated hereby or which would prevent or delay such consummation. Except as set forth in Schedule 4.2, or as contemplated hereby, the corporate existence, business, organization, assets, licenses, permits, authorizations and contracts of Compass will not be terminated or impaired by reason of the execution, delivery or performance by Compass of this Agreement or consummation by Compass of the transactions contemplated hereby, assuming receipt of the required regulatory approvals.

     SECTION 4.3   Financial Reports.  Compass has previously furnished the
Bank a true and complete copy of (i) the 1997 Annual Report to Shareholders, which report (the "Compass 1997 Annual Report") includes, among other things, consolidated balance sheets of Compass and its Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 1997, 1996 and 1995. The financial statements contained in the Compass 1997 Annual Report have been prepared in conformity with GAAP applied on a basis consistent with prior periods. The consolidated balance sheets of Compass and its Subsidiaries as of December 31, 1997 and 1996 contained in the Compass 1997 Annual Report fairly present the consolidated financial condition of Compass and its Subsidiaries as of the dates thereof, and the related consolidated statements of income, shareholders' equity and cash flows of Compass and its Subsidiaries contained therein fairly present the results of operations and cash flows thereof for the fiscal years then ended. For the purposes of this Agreement, all financial statements referred to in this Section 4.3 shall be deemed to include any notes to such financial statements. Compass has made all filings required to be made in compliance with the Exchange Act. None of the information contained in the Compass 1997 Annual Report is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Until Closing, Compass agrees to provide the Shareholders with copies of all of the periodic filings filed by Compass after the date hereof with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended, including, but not limited to, all Forms 8-K, Forms 10-Q and Forms 10-K.

     SECTION 4.4 Capitalization. The shares of Compass Common Stock to be issued pursuant to this Agreement, when so issued, will be duly and validly authorized and issued, fully paid and nonassessable, and not issued in violation of any preemptive rights. As of January 31, 1998, Compass had 68,027,615 shares of common stock, $2.00 per share par value, issued and outstanding. None of the shares of Compass Common Stock to be issued pursuant to this Agreement will be subject to any lien, charge, encumbrance, claim, rights of others, mortgage, pledge or security interest, and none will be subject to any agreements or understandings among any persons with respect to the voting or transfer of such shares of Compass Common Stock except as contemplated hereby.

     SECTION 4.5 Consents and Approvals. No prior consent, approval or authorization of, or declaration, filing or registration with any person, domestic or foreign, is required of or by Compass in connection with the execution, delivery and performance by Compass of this Agreement and the transactions contemplated hereby or the resulting change in control of the Bank, except the filing of Articles of Merger under the TBC and the TBCA, the filing of the Certificate of Merger under the GCL, and such approvals as may be required from the SEC, the FRB, and the Commissioner.

     SECTION 4.6 Availability of Compass Common Stock. Compass has available a sufficient number of authorized and unissued shares of Compass Common Stock to pay the Merger Consideration, and Compass will not take any action during the term of this Agreement that will cause it not to have a sufficient number of authorized and unissued shares of Compass Common Stock to pay the Merger Consideration.

     SECTION 4.7 Regulatory Reports. Compass is not aware of any facts (including Community Reinvestment Act ratings and Year 2000 compliance) that could prevent or delay receipt of regulatory approval.

     SECTION 4.8 Representations Not Misleading. No representation or warranty by Compass in this Agreement, nor any statement or exhibit furnished to the Bank under and pursuant to, or in anticipation of this Agreement, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE V.

                             COVENANTS OF THE BANK

     SECTION 5.1 Affirmative Covenants of the Bank. For so long as this Agreement is in effect, the Bank shall, from the date of this Agreement to the Closing, except as specifically contemplated by this Agreement:

     (a) operate and conduct its business in the ordinary course of business and consistent with prudent banking practices;

     (b) preserve intact its corporate existence, business organization, assets, licenses, permits, authorizations, and business opportunities;

     (c) comply with all material contractual obligations applicable to its operations;

     (d) maintain all its properties in good repair, order and condition, reasonable wear and tear excepted, and maintain the insurance coverages described in Schedule 3.19 (which shall list all Property insured by such coverages) or obtain comparable insurance coverages from reputable insurers which, in respect to amounts, types and risks insured, are adequate for the business conducted by it and consistent with the existing insurance coverages;

     (e) in good faith and in a timely manner (i) cooperate with Compass and Compass Texas in satisfying the conditions in this Agreement, (ii) assist Compass and Compass Texas in obtaining as promptly as possible all consents, approvals, authorizations and rulings, whether regulatory, corporate or otherwise, as are necessary for Compass and Compass Texas and the Bank (or any of them) to carry out and consummate the transactions contemplated by this Agreement, including all consents, approvals and authorizations required by any agreement or understanding existing at the Closing between the Bank and any governmental agency or other third party, (iii) furnish information concerning the Bank not previously provided to Compass required for inclusion in any filings or applications that may be necessary in that regard and (iv) perform all acts and execute and deliver all documents necessary to cause the transactions contemplated by this Agreement to be consummated at the earliest possible date;

     (f) timely file with the FRB, the Commissioner, and the FDIC, all financial statements and other reports required to be so filed by it and to the extent permitted by applicable law, promptly thereafter deliver to Compass copies of all financial statements and other reports required to be so filed;

     (g) comply in all material respects with all applicable laws and regulations, domestic and foreign;

     (h) between the date of this Agreement and Closing, promptly give written notice to Compass upon obtaining knowledge of any event or fact that would cause any of the representations or warranties of the Bank contained in or referred to in this Agreement to be untrue or misleading in any material respect;

     (i) deliver to Compass a list (Schedule 5.1(i)), dated as of the Effective Time, showing (i) the name of each bank or institution where the Bank has accounts or safe deposit boxes, (ii) the name(s) in which such accounts or boxes are held and (iii) the name of each person authorized to draw thereon or have access thereto;

     (j) deliver to Compass a list (Schedule 5.1(j)), dated as of the Effective Time, showing all liabilities and obligations of the Bank, except those arising in the ordinary course of its business, incurred since the Balance Sheet Date, certified by an officer of Bank;

     (k) promptly notify Compass of any material change or inaccuracies in any data previously given or made available to Compass or Compass Texas pursuant to this Agreement; and

     (l) subject to Section 6.9(d), to the extent that the Bank has the right to provide access, to any or all Property (as defined in Section 3.23) so as to enable Compass to physically inspect any structure or components of any structure on such Property, including without limitation surface and subsurface testing and analyses.

     SECTION 5.2 Negative Covenants of the Bank. Except with the prior written consent of Compass or as otherwise specifically permitted by this Agreement, the Bank will not, from the date of this Agreement to the Closing:

     (a) make any amendment to its articles of incorporation or association or bylaws;

     (b) make any change in the methods used in allocating and charging costs, except as may be required by applicable law, regulation or GAAP and after notice to Compass;

     (c) make any change in the number of shares of the capital stock issued and outstanding, or issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares of its capital stock;

     (d) contract to create any obligation or liability (absolute, accrued, contingent or otherwise) except in the ordinary course of business and consistent with prudent banking practices;

     (e) contract to create any mortgage, pledge, lien, security interest or encumbrances, restrictions, or charge of any kind (other than statutory liens for which the obligations secured thereby shall not become delinquent), except in the ordinary course of business and consistent with prudent banking practices;

     (f) cancel any debts, waive any claims or rights of value or sell, transfer, or otherwise dispose of any of its material properties or assets, except in the ordinary course of business and consistent with prudent banking practices;

     (g) sell any real estate owned as of the date of this Agreement or acquired thereafter, which real estate qualifies as "other real estate owned" under accounting principles applicable to it, except in the ordinary course of business and consistent with prudent banking practices and applicable banking laws and regulations;

     (h) dispose of or permit to lapse any rights to the use of any material trademark, service mark, trade name or copyright, or dispose of or disclose to any person other than its employees any material trade secret not theretofore a matter of public knowledge;

     (i) except as set forth on Schedules 6.13(b) and 6.13(c) and except for regular salary increases granted in the ordinary course of business within the Bank's 1998 budget and consistent with prior practices, grant any increase in compensation or directors' fees, or pay or agree to pay or accrue any bonus or like benefit to or for the credit of any director, officer, employee or other person or enter into any employment, consulting or severance agreement or other agreement with any director, officer or employee, or adopt (other than an at-will employment arrangement to replace a departed employee whose salary or benefits are part of the Bank's 1998 budget), amend or terminate any Employee Benefit Plan or change or modify the period of vesting or retirement age for any participant of such a plan;

     (j) declare, pay or set aside for payment any dividend or other distribution or payment in respect of shares of its capital stock other than the payment of dividends consistent with the Bank's 1997 dividend payments; provided that the Bank will not pay dividends to the extent that its resulting shareholder equity would be an amount less than $10,300,000 at Closing (provided, however, that the determination of resulting shareholder equity shall not include (y) changes due to reduction in market value of available for sale securities after September 30, 1997, or (z) charges or write-offs made at the direction or request of Compass and provided further that the Bank may pay a dividend based on a calendar month rather than a calendar quarter to facilitate Closing);

     (k) except through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, acquire the capital stock or other equity securities or interest of any person;

     (l) except for emergency repairs, make any capital expenditure or a series of expenditures of a similar nature in excess of $25,000 in the aggregate;

     (m) make any income tax or franchise tax election or settle or compromise any federal, state, local or foreign income tax or franchise tax liability, or, except in the ordinary course of business consistent with prudent banking practices, make any other tax election or settle or compromise any other federal, state, local or foreign tax liability;

     (n) except for negotiations and discussions between the parties hereto relating to the transactions contemplated by this Agreement or as otherwise permitted hereunder, enter into any transaction, or enter into, modify or amend any contract or commitment other than in the ordinary course of business and consistent with prudent banking practices;

     (o) except as contemplated by this Agreement, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization or business combination of the Bank;

     (p) issue any certificates of deposit except in the ordinary course of business and in accordance with prudent banking practices;

     (q) make any investments except in the ordinary course of business and in accordance with prudent banking practices;

     (r) modify any outstanding loan, make any new loan, or acquire any loan participation, unless such modification, new loan, or participation is made in the ordinary course of business and in accordance with prudent banking practices;

     (s)  sell or contract to sell any part of the Bank's premises;

     (t)  change any fiscal year or the length thereof;

     (u) knowingly take or agree to take any action that would prevent Compass from accounting for the business combination to be effected by the Merger as a pooling of interests, including, without limitation, any action inconsistent with the provisions of Exhibit C hereto;

     (v)  acquire or establish any Subsidiary;

     (w)  contract to create any Bank Indebtedness;  or

     (x) enter into any agreement, understanding or commitment, written or oral, with any other person which is in any manner inconsistent with the obligations of the Bank and its directors under this Agreement or any related written agreement. Nothing contained in this Section 5.2 or in Section 5.1 is intended to influence the general management or overall operations of the Bank in a manner not permitted by applicable law and the provisions thereof shall automatically be reduced in compliance therewith.

                                  ARTICLE VI.

                             ADDITIONAL AGREEMENTS

     SECTION 6.1 Access To, and Information Concerning, Properties and Records. During the pendency of the transactions contemplated hereby, the Bank shall, to the extent permitted by law, give Compass, its legal counsel, accountants and other representatives full access after reasonable notice, during normal business hours, throughout the period prior to the Closing, to all of the Bank's properties, books, contracts, commitments and records, permit Compass to make such inspections (including without limitation physical inspection of the surface and subsurface of any property thereof and any structure thereon) as they may require and furnish to Compass during such period all such information concerning the Bank and its affairs as Compass may reasonably request. All information disclosed by the Bank to Compass which is confidential shall be held confidential by Compass and its representatives, except to the extent counsel to Compass has advised it such information is required to or should be disclosed in filings with regulatory agencies or governmental authorities and shall use such information only for purposes of evaluating the transactions contemplated herein and the purpose of corporate and regulatory approval. In the event this Agreement is terminated pursuant to the provisions of Article VIII, upon the written request of the Bank, Compass agrees to destroy or return to the Bank all copies of such confidential information.

     SECTION 6.2 Filing of Regulatory Approvals. As soon as reasonably practicable, Compass shall file all notices and applications to the FRB, the Commissioner and the FDIC which Compass deems necessary or appropriate to complete the transactions contemplated herein, including the merger of the Surviving Bank and Compass Bank, Houston, Texas, ("Compass Bank"). Compass will deliver to the Bank, and the Bank will deliver to Compass, copies of all non-confidential portions of any such applications.

     SECTION 6.3 Miscellaneous Agreements and Consents. Subject to the terms and conditions of this Agreement, Compass and the Bank agree to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable after the date hereof, the transactions contemplated by this Agreement. Compass and the Bank shall use their respective best efforts to obtain or cause to be obtained consents of all third parties and governmental and regulatory authorities necessary or desirable for the consummation of the transactions contemplated herein.

     SECTION 6.4 Best Good Faith Efforts. All parties hereto agree that the parties will use their best good faith efforts to secure all regulatory approvals necessary to consummate the Merger and other transactions provided herein and to satisfy the other conditions to Closing contained herein.

     SECTION 6.5 Exclusivity. The Bank shall not solicit, entertain or negotiate with respect to any offer to acquire the Bank from any other person. During the term of this Agreement, the Bank shall not provide information to any other person in connection with a possible acquisition of the Bank. Immediately upon receipt of any such unsolicited offer, the Bank will communicate to Compass the terms of any proposal or request for information and the identity of parties involved.

     SECTION 6.6 Public Announcement. Subject to written advice of counsel with respect to legal requirements relating to public disclosure of matters related to the subject matter of this Agreement, the timing and content of any announcements, press releases or other public statements concerning the proposal contained herein will occur upon, and be determined by, the mutual consent of the Bank and Compass.

     SECTION 6.7 Employee Benefit Plans. Compass presently intends that, after the Merger, Compass and the Bank will not make additional contributions to the employee benefit plans that were sponsored by the Bank immediately prior to the Merger. Compass agrees that the employees of the Bank who are retained as employees of Compass or Compass Bank will be entitled to participate as newly hired employees (with prior service credit except as provided below) in the employee benefit plans and programs maintained for employees of Compass and its affiliates, in accordance with the respective terms of such plans and programs, and Compass shall take all actions necessary or appropriate to facilitate coverage of the Bank's employees in such plans and programs from and after the Effective Time, subject to the following:

     (i) Employee Welfare Benefit Plans and Programs: Each employee of the Bank will be entitled to credit for prior service with the Bank for all purposes (including for purposes of severance) under the employee welfare benefit plans and other employee benefit plans and programs (other than those described in subparagraph (ii) below and any stock option plans) sponsored by Compass to the extent the Bank sponsored a similar type of plan which the Bank employee participated in immediately prior to the Effective Time. Any preexisting condition exclusion applicable to such plans and programs shall be waived with respect to any Bank employee. For purposes of determining each Bank employee's benefit for the year in which the Merger occurs under the Compass vacation program, any vacation taken by a Bank employee preceding the Effective Time for the year in which the Merger occurs will be deducted from the total Compass vacation benefit available to such employee for such year. Compass agrees that for purposes of determining the number of vacation days available with respect to each Bank employee for the year in which the Merger occurs, that the number of vacation days for such year shall be determined under the Bank vacation policies in effect as of January 1, 1998. Notwithstanding the foregoing, employees of the Bank will be entitled to receive credit for prior service with the Bank under Compass' monthly investment plan, the military pay plan, the job posting program and the bank card program.

     (ii) Employee Pension Benefit Plans: Each Bank employee shall be entitled to credit for past service with the Bank for the purpose of satisfying any eligibility or vesting periods applicable to the Compass employee pension benefit plans which are subject to Sections 401(a) and 501(a) of the Code (including, without limitation, the Compass 401(k)/ESOP Plan). Notwithstanding the foregoing, Compass shall not grant any prior years of service credit to employees of the Bank with respect to any defined benefit pension plans sponsored (or contributed to) by Compass; instead, Bank employees shall be treated as newly hired employees of Compass as of the date following the Effective Time for purposes of determining eligibility, vesting and benefit accruals thereunder.

     On or before, but effective as of the Effective Time, the Bank may take such actions as may be necessary to cause each individual employed by the Bank immediately prior to the Effective Time to have a fully vested and nonforfeitable interest in such employee's account balance under the 401(k) plan sponsored by the Bank as of the Effective Time.

     SECTION 6.8 Merger of Bank. Compass presently intends to cause the Surviving Bank to merge into Compass Bank immediately after the Merger, and the Bank agrees to execute documents and take actions (conditioned on the Merger being effective) and otherwise cooperate with Compass during the time the Merger transaction is pending in order to facilitate such merger of the Surviving Bank into Compass Bank immediately after the Closing.

     SECTION 6.9   Environmental Investigation; Right to Terminate Agreement.
(a) Compass and its consultants, agents and representatives, shall have the right at Compass' sole cost and expense to the same extent that the Bank has such right, but not the obligation or responsibility, to inspect any Property acquired, leased, foreclosed, managed or controlled by the Bank after the date hereof and any Property in which the Bank acquires a security interest after the date hereof, including, without limitation, for the purpose of conducting asbestos surveys and sampling, and other environmental assessments and investigations ("Environmental Inspections"). Compass' right to conduct Environmental Inspections shall include the right to sample and analyze air, sediment, soil and groundwater of any Property to the same extent that the Bank has such right. Compass may conduct such Environmental Inspections at any time subject to Section 6.9(d) below.

     (b) The Bank shall cause to be performed by an environmental consulting firm acceptable to Compass an environmental investigation of any Property acquired, leased, foreclosed, managed or controlled by the Bank between the date hereof and the Closing Date, the scope and results of which shall be acceptable to Compass in its sole discretion.

     (c) The Bank shall cause to be performed by an environmental consulting firm acceptable to Compass an environmental investigation of any Property in which the Bank acquires a security interest between the date hereof and the Closing Date, the scope and results of which shall be equivalent to the policies of Compass with respect to acquiring security interests on real or personal property and the adherence to such policy by the Bank shall be determined by Compass in its sole discretion.

     (d) Compass shall provide written notice to the Bank of any physical inspections of Property which it intends to conduct, and the Bank may place reasonable restrictions on the time of such inspections. Upon Compass' notification to the Bank of the Property upon which it intends to conduct such physical inspections, the Bank shall notify the owner of such Property and use its best efforts to secure access to such Property for Compass. If, as a result of any such Environmental Inspection, further investigation ("secondary investigation") including, without limitation, test borings, soil, water and other sampling is deemed desirable by Compass, Compass shall notify the Bank of the Properties on which it intends to conduct a secondary investigation. The Bank will provide notification to owners of Property on which Compass intends to conduct secondary investigations and will use its best efforts to secure access to such property for Compass. Compass shall notify the Bank of any Properties that, in the sole discretion of Compass, are not acceptable and require remediation.

     (e) (1) With respect to any Controlled Property that Compass has notified the Bank is not acceptable and requires remediation, the Bank shall promptly prepare a remediation plan acceptable to Compass, and use its best efforts to obtain approval of such remediation plan by the Texas Natural Resource Conservation Commission or any other appropriate governmental authority

("Environmental Regulatory Authority") on or prior to the 240th day after the date hereof ("Remediation Completion Date").

          (2) Notwithstanding the foregoing, and without limiting any rights of Compass to terminate this Agreement, the Bank shall not be obligated to incur aggregate expenditures in excess of $300,000 in connection with additional assessment, remediation or monitoring of all Property, preparing and obtaining approval by the appropriate Environmental Regulatory Authority of remediation plans with respect to Controlled Properties, and in connection with making allocations to the Bank's loan loss reserve.

     (f) Each party hereto agrees to indemnify and hold harmless the other party for any claims for damage to the Property or injury or death to persons in connection with any Environmental Inspection or secondary investigation of the Property to the extent such damage, injury or death is directly attributable to the negligent actions or negligent omissions of such indemnifying party. Compass shall have no liability or responsibility of any nature whatsoever for the results, conclusions or other findings related to any Environmental Inspection, secondary investigation or other environmental survey. If this Agreement is terminated, then except as otherwise required by law, Compass shall have no obligation to make any reports to any governmental authority of the results of any Environmental Inspection, secondary investigation or other environmental survey, but such reporting shall remain the responsibility of and within the discretion of the Bank. Compass shall have no liability to the Bank for making any report of such results to any governmental authority. Notwithstanding anything to the contrary contained in this Section 6.9(f), this Section 6.9(f) shall not constitute a representation or warranty as to the condition of any Collateral Property.

     (g) Compass shall have the right to terminate this Agreement in the following circumstances:

     Section 6.10 Director and Officer Indemnification. Compass agrees to permit the Bank to obtain an extended reporting period (otherwise known as "tail coverage") for three years under the Bank's existing director's and officer's liability policy; provided, however, that the premium expense for such extended reporting period shall not exceed $14,400. Compass agrees that all rights to indemnification that the directors and officers of the Bank have pursuant to the Articles of Association (and its Bylaws as of the date of this Agreement) of the Bank shall survive the Merger and shall continue in full force and effect. Nothing contained in this Section 6.10 shall require Compass to indemnify any person who was a director or officer of the Bank to a greater extent than the Bank is, as of the date of this Agreement, required to indemnify any such person. The indemnification provisions currently contained in the Articles of Association and Bylaws of the Bank shall not be amended after the date hereof.

     SECTION 6.11  Certain Tax Matters.

     (a)  Tax Periods ending on or before the Closing Date.

          Compass shall prepare or cause to be prepared and file or cause to be filed all tax returns for the Bank for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Compass shall permit the Shareholders to review and comment on each such tax return described in the preceding sentence prior to filing. To the extent required by applicable law, the Shareholders shall include any income, gain, loss, deduction or other tax items for such periods on their respective individual tax returns in a manner consistent with the Schedule K-1s prepared by Compass for such periods. Except for any accounting method changes pursuant to applications that are approved by the IRS and reflected in Schedule 3.13, all tax returns described in this Section 6.11(a), in the absence of a controlling change in law or circumstance, shall be prepared on a basis consistent with the elections, accounting methods, conventions and principles of taxation used for the most recent taxable periods for which tax returns involving similar tax items have been filed.

     (b)  Cooperation on Tax Matters.

          Compass, the Bank and the Shareholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of tax returns pursuant to this Section 6.11, and including without limitation pursuant to any audit, litigation, or other proceeding with respect to taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Bank and the Shareholders agree (i) to retain all books and records with respect to tax matters relevant to the Bank relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Compass or the Shareholders, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Bank or the Shareholders, as the case may be, shall allow the other party to take possession of such books and records. Compass, the Bank and the Shareholders further agree, upon request, to use their best efforts to mitigate, reduce or eliminate any tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

     SECTION 6.12. Registration on Form S-3. On or before the fifth day prior to Closing, Compass shall advise the Bank in writing as to whether Compass will be prepared to file within three business days after the Closing Date a shelf registration statement on Form S-3 (the "Registration Statement") for the purpose of registering the sale of the Compass Common Stock received as Merger Consideration hereunder. In the event Compass advises the Bank in writing that it will file such a registration statement pursuant to the preceding sentence, Compass agrees (i) to present the form of the Form S-3 to the Bank for review on or before the Closing Date, (ii) that Compass will file such shelf registration statement on Form S-3 within three business days after the Closing Date, and
(iii) that Compass will diligently pursue causing such registration statement to be declared effective by the SEC as soon as practicable and to maintain the effectiveness of such registration statement until the earlier of (x) the disposition by the shareholder of all shares covered thereby or (y) two years after the Closing Date.

     SECTION 6.13  Employee Bonuses; Retention and Other Severance Payments.

     (a) In lieu of bonuses under the Bank's 1998 bonus plan, at the Effective Time, or within one week thereafter, Compass will pay each employee of the Bank as of the Effective Time, except the acting president, a payment equal to 8% of the employee's monthly salary multiplied by the lesser of the number of whole months from December 31, 1997 to the Effective Time or the number of whole months from the employee's date of employment to the Effective Time. The monthly salary of part-time employees shall be the average of their monthly pay during the applicable computation period. Normal withholding may be deducted from bonus payments.

     (b) At the Effective Time, or within one week thereafter, Compass will pay each employee of the Bank and each director listed on Schedule 6.13(b) who is employed or serving at the Effective Time the retention payment set forth on
Schedule 6.13(b).  Normal withholding may be deducted from retention payments.

     (c) At the date of conversion ("Conversion") of the Bank's data processing operations to Compass' data processing system, or within one week thereafter, Compass will pay each of the Bank's employees listed on Schedule 6.13(c) (or any Bank employee hired before March 31, 1998 who is subsequently assigned by the Bank to perform the functions of an employee listed on Schedule 6.13(c) who has resigned) and who is a Compass employee as of the date of Conversion the retention payments set forth on Schedule 6.13(c) (by name or by substitution). Normal withholding may be deducted from retention payments.

     (d) In addition to any payments to which s/he may become entitled under Compass' established severance policy and practice, Compass will pay each Bank employee listed on Schedule 6.13(d) the amount set forth thereon should s/he be terminated or otherwise become entitled to (and choose to accept) severance benefits under Compass' established severance policy and practice within one year after the Effective Time. Withholding will be as per Compass' severance policy.

     (e) Compass will pay each Bank employee listed on Schedule 6.13(e) twice the amount to which s/he would otherwise be entitled under Compass' established severance policy and practice should s/he be terminated or otherwise become entitled to (and choose to accept) severance benefits under such policy and practice from anytime after the Effective Time until one year after the date of Conversion. Withholding will be as per Compass' severance policy.

     (f) For the purposes of determining whether a Bank employee is entitled to severance benefits under Compass' severance policy, "termination" (as used herein and in Compass' severance policy) is understood to include the failure by Compass to offer a displaced employee of the Bank an equivalent position, as that concept has been interpreted under Compass' established severance policy and practice, for which the employee is qualified in Travis and Williamson Counties, Texas.

     SECTION 6.14 Cooperation on Year 2000 Issues. The Bank will cooperate and consult with Compass with respect to Year 2000 compliance issues.

                                 ARTICLE VII.

                   CONDITIONS TO CONSUMMATION OF THE MERGER

     SECTION 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

     (a) the receipt of regulatory approvals which approvals shall not have imposed any condition or requirement which in the judgment of Compass would materially and adversely impact the economic or business benefits of the transactions contemplated by this Agreement or otherwise would in the judgment of Compass be so burdensome as to render inadvisable the consummation of the Merger, and the expiration of any applicable waiting period with respect thereto; and

     (b) the Closing will not violate any injunction, order or decree of any court or governmental body having competent jurisdiction.

     SECTION 7.2 Conditions to the Obligations of Compass and Compass Texas to Effect the Merger.

     The obligations of Compass and Compass Texas to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

     (a) all representations and warranties of the Bank shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing;

     (b) the Bank shall have performed in all material respects all obligations and agreements and in all material respects complied with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to the Effective Time; provided, however, that in the event of a material breach by the Bank of a covenant or condition contained in this Agreement that can be cured, the Bank shall have 30 days after the giving of written notice of such breach to cure such breach;

     (c) there shall not have occurred a Material Adverse Effect with respect to the Bank;

     (d) the directors of the Bank at the Effective Time shall have delivered to Compass an instrument in the form of Exhibit H attached hereto dated the Effective Time releasing the Bank from any and all claims of such directors (except as to their deposits and accounts, and as to their rights of indemnification pursuant to the Articles of Association or Bylaws of the Bank) and shall have delivered to Compass their resignations as directors of the Bank;

     (e) the Bank shall have used its best efforts to deliver to Compass an instrument in the form of Exhibit H attached hereto dated the Effective Time executed by the officers of the Bank at the Effective Time releasing the Bank from any and all claims of such officers (except as to deposits and accounts and accrued compensation permitted by their respective agreements with the Bank and as to their rights of indemnification pursuant to the Articles of Association or Bylaws of the Bank);

     (f) Compass shall have received the opinions of counsel to the Bank acceptable to it as to the matters set forth on Exhibit E attached hereto;

     (g) Compass shall have received a letter from KPMG Peat Marwick, LLP, dated as of the Effective Time, to the effect that the Merger will qualify for pooling-of-interests accounting treatment if closed and consummated in accordance with this Agreement;

     (h)  there shall be no Bank Indebtedness;

     (i) Compass shall have received from holders of the Bank's capital stock receiving at least 50% of the total Merger Consideration a representation that they have no plan or intention to sell or otherwise dispose of (i) shares of the Bank prior to and in connection with the Merger to the Bank, Compass or any party related to the Bank or Compass and (ii) shares of Compass Common Stock to be received pursuant to the Merger to Compass or any party related to Compass.

     (j) Compass shall have received an opinion of counsel satisfactory to it on the basis of certain facts, representations, and assumptions set forth in such opinion to the effect that the Merger will qualify as a reorganization under Section 368(a) of the Code (in rendering such opinion, such counsel may require and rely upon and may incorporate by reference representations and covenants, including those contained in certificates of officers and/or directors of Compass, the Bank, Compass Texas and others);

     (k) the Bank shall have delivered to Compass a schedule of all transactions in the capital stock (or instruments exercisable for or convertible into capital stock) of the Bank of which the Bank has knowledge from and including the date of this Agreement through the Effective Time;

     (l) Compass shall have received an investment representation certificate in substantially the form of Exhibit D from each of the Shareholders dated as of the Effective Time;

     (m) There shall be no warrants, options, convertible securities or other securities or instruments entitling the holder thereof to acquire Shares;

     (n) The Bank shall have received a title policy from a title company reasonably acceptable to Compass for each owned bank premises insuring in the Bank good and indefeasible title in the Bank in the book value amount of such premises; and

     (o) Compass shall have received certificates dated as of the Closing Date executed by the Chairman of the Board of the Bank and the Secretary or Cashier of the Bank, respectively, certifying in such reasonable detail as Compass may reasonably request, to the effect described in Sections 7.2(a), (b), (c), (h),
(l) and (m).

     SECTION 7.3 Conditions to the Obligations of the Bank to Effect the Merger. The obligations of the Bank to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

     (a) all representations and warranties of Compass shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing;

     (b) Compass and Compass Texas shall have performed in all material respects all obligations and agreements and in all material respects complied with all covenants and conditions contained in this Agreement to be performed or complied with by either of them prior to the Effective Time; provided, however, that in the event of a material breach by Compass or Compass Texas of a covenant or condition contained in this Agreement that can be cured, Compass and

Compass Texas shall have 30 days after the giving of written notice of such breach to cure such breach;

     (c) the Bank shall have received the opinion of counsel to Compass and Compass Texas acceptable to it, as to the matters set forth on Exhibit F attached hereto;

     (d) the Bank shall have delivered to the directors and officers of the Bank who have delivered to the Bank a release pursuant to Section 7.2 (e) an instrument in the form of Exhibit I attached hereto dated the Effective Time releasing such directors and officers from any and all claims of the Bank (except as to indebtedness or other contractual liabilities); provided, however, that such releases shall not release an action against such directors and officers by Compass or Compass Texas in connection with the transactions contemplated by this Agreement;

     (e) the Shareholders shall have received the Merger Consideration payable pursuant to Section 1.6(b); and

     (f) Compass shall have advised the Bank in writing that it will be prepared to file the Registration Statement with the SEC within three business days after the Closing Date; and

     (g) the Bank shall have received certificates dated as of the Closing Date, executed by appropriate officers of Compass and Compass Texas, respectively, certifying, in such detail as the Bank may reasonably request, to the effect described in Sections 7.3(a) and (b).


                                 ARTICLE VIII.

                        TERMINATION; AMENDMENT; WAIVER

     SECTION 8.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time notwithstanding approval thereof by the shareholders of the Bank, but prior to the Effective Time:

     (a) by mutual written consent duly authorized by the Boards of Directors of Compass and the Bank;

     (b) by Compass (i) if Compass learns or becomes aware of a state of facts or breach or inaccuracy of any representation or warranty of the Bank contained in Article III which constitutes a Material Adverse Effect; provided, however, that in the event of a material breach or inaccuracy in any representation or warranty of the Bank contained in Article III that can be cured, the Bank shall have 30 days after the giving of written notice of such breach to cure such breach; (ii) pursuant to Section 6.9 (g); or (iii) if any of the conditions to Closing contained in Section 7.1 or 7.2 are not satisfied or waived in writing by Compass;

     (c)  by the Bank if the conditions to Closing contained in Section 7.1 or
7.3 are not satisfied or waived in writing by the Bank;

     (d) by Compass or the Bank if the Effective Time shall not have occurred on or before the expiration of nine months from the date of this Agreement or such later date agreed to in writing by Compass and the Bank; or

     (e) by Compass or the Bank if any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have been final and nonappealable.

     SECTION 8.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, other than the provisions of this Sections 6.9, 8.2, 9.1, 10.1 and 10.8. Nothing contained in this Section 8.2 shall relieve any party from liability for any breach of this Agreement; provided, however, that in the event of termination of this Agreement, no party shall have liability to the other party for the inaccuracy of any representation or warranty made by such party in this Agreement unless such party had actual knowledge that such representation or warranty was false.

     SECTION 8.3 Amendment. (a) To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Board of Directors of the Bank, Compass and, if required, Compass Texas, but no amendment shall be made which reduces the Merger Consideration or which materially and adversely affects the rights of the Bank's shareholders hereunder without the required approval of the shareholders of the Bank. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

     (b) The parties hereto hereby agree to enter into an amendment of this Agreement for the purpose of adding Compass Texas as a party hereto, which amendment shall be made prior to any submission of this Agreement to shareholders of the Bank for their approval. As a condition to the Bank's entry into such an amendment, Compass Texas shall deliver to the Bank a certificate in substantially the form of Exhibit G attached hereto.

     SECTION 8.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE IX.

                                   SURVIVAL

     SECTION 9.1 Survival of Representations and Warranties. The parties hereto agree that all of their respective representations and warranties contained in this Agreement shall not survive after the Effective Time.

                                  ARTICLE X.

                                 MISCELLANEOUS

     SECTION 10.1 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement, including without limitation, attorneys' fees, accountants' fees, other professional fees and costs related to expenses of officers and directors of the Bank, shall be paid by the party incurring such costs and expenses. Each party hereto hereby agrees to and shall indemnify the other parties hereto against any liability arising from any such fee or payment incurred by such party.

     SECTION 10.2 Brokers and Finders. All negotiations on behalf of Compass and the Bank relating to this Agreement and the transactions contemplated by this Agreement have been carried on by the parties hereto and their respective agents directly without the intervention of any other person in such manner as to give rise to any claim against Compass, Compass Texas, or the Bank for financial advisory fees, brokerage or commission fees, finder's fees or other like payment in connection with the consummation of the transactions contemplated hereby.

     SECTION 10.3 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise, provided that Compass may assign its rights and obligations or those of Compass Texas to any direct or indirect, wholly-owned, subsidiary of Compass, but no such assignment shall relieve Compass of its obligations hereunder if such assignee does not perform such obligations.

     SECTION 10.4 Further Assurances. From time to time as and when requested by Compass or its successors or assigns, the Bank, the officers and directors of the Bank in such capacities, shall execute and deliver such further agreements, documents, deeds, certificates and other instruments and shall take or cause to be taken such other actions, including those as shall be necessary to vest or perfect in or to confirm of record or otherwise the Bank's title to and possession of, all of its property, interests, assets, rights, privileges, immunities, powers, franchises and authority, as shall be reasonably necessary or advisable to carry out the purposes of and effect the transactions contemplated by this Agreement.

     SECTION 10.5 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 10.6 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     SECTION 10.7 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered if in person, by cable, telegram or telex or by telecopy, or five business days after mailing if delivered by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

     if to Compass or Compass Texas:

          D. Paul Jones, Jr.
          Chairman and Chief Executive Officer
          Compass Bancshares, Inc.
          15 South 20th Street
          Birmingham, Alabama 35233
          Telecopy No.: (205) 933-3043

          Charles E. McMahen
          Chairman and Chief Executive Officer
          Compass Banks of Texas, Inc.
          24 Greenway Plaza
          Houston, Texas 77046
          Telecopy No.:  (713) 993-8500

     with copies to:

          Daniel B. Graves
          Associate General Counsel
          Compass Bancshares, Inc.
          15 South 20th Street
          Birmingham, Alabama 35233
          Telecopy No.:  (205) 933-3043

     and
          Annette L. Tripp
          Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
          3400 Chase Tower, 600 Travis
          Houston, Texas 77002
          Telecopy No.:  (713) 223-3717

     if to the Bank:

          Stephen J. Wilkinson
          Hill Country Bank
          7709 RR 620 North
          Austin, Texas 78726
          Telecopy No.: (512) 258-3676
     with a copy to:

          Duncan Osborne
          Osborne, Lowe, Helman & Smith, L.L.P.
          301 Congress, Suite 1900
          Austin, Texas 78701
          Telecopy No.: (512) 469-7711

     and

          Charles E. Greef
          Jenkens & Gilchrist
          1445 Ross Avenue, Suite 3200
          Dallas, Texas 75202
          Telecopy No.: (214) 855-4300

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

     SECTION 10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     SECTION 10.9 Descriptive Headings. The descriptive headings are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     SECTION 10.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement, other than the Shareholders for purposes of Sections 6.7, 6.11, 6.12 and 6.13 of this Agreement.

     SECTION 10.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     SECTION 10.12 Incorporation by References. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference hereto as though fully set forth at the point referred to in the Agreement.

     SECTION 10.13 Certain Definitions.

     (a) "Subsidiary" or "Subsidiaries" shall mean, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity or any partnership, joint venture or other enterprise in which any entity has, directly or indirectly, any equity interest.

     (b) "Material Adverse Effect" shall mean any material adverse circumstance, event or series of events with respect to the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business or results of operations of the Bank (or when the reference is to Compass, to Compass and its Subsidiaries, taken as a whole); provided, however, Material Adverse Effect shall not be deemed to include (i) the impact of changes made at the direction or request of Compass, (ii) changes in general economic conditions, (iii) changes in laws or regulations, or (iv) changes from interest rates generally.

     (c) "Environmental Laws" shall mean all federal, state and local laws, ordinances, rules, regulations, guidance documents, directives, and decisions, interpretations and orders of courts or administrative agencies or authorities, relating to the release, threatened release, recycling, processing, use, handling, transportation treatment, storage, disposal, remediation, removal, inspection or monitoring of Polluting Substances or protection of human health or safety or the environment (including, without limitation, wildlife, air, surface water, ground water, land surface, and subsurface strata), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, as amended ("SARA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), Hazardous and Solid Waste Amendments of 1984, as amended ("HSWA"), the Hazardous Materials Transportation Act, as amended ("HMTA"), the Toxic Substances Control Act ("TSCA"), Occupational Safety and Health Act ("OSHA"), Federal Water Pollution Control Act, Clean Air Act, and any and all regulations promulgated pursuant to any of the foregoing.

     (d) "Polluting Substances" shall mean those substances included within the statutory or regulatory definitions, listings or descriptions of "pollutant," "contaminant," "toxic waste," "hazardous substance," "hazardous waste," "solid waste," or "regulated substance" pursuant to CERCLA, SARA, RCRA, HSWA, HMTA, TSCA, OSHA, and/or any other Environmental Laws, as amended, and shall include, without limitation, any material, waste or substance which is or contains explosives, radioactive materials, oil or any fraction thereof, asbestos, or formaldehyde. To the extent that the laws or regulations of the State of Texas establish a meaning for "hazardous substance," "hazardous waste," "hazardous materials," "solid waste," or "toxic waste," which is broader than that specified in any of CERCLA, SARA, RCRA, HSWA, HMTA, TSCA, OSHA or other Environmental Laws such broader meaning shall apply.

     (e) "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, discarding or abandoning.

     (f) "Knowledge" or "known" -- For purposes of Section 8.2, an individual shall be deemed to have "knowledge" or to have known a particular fact or other matter if such individual is actually aware of such fact or other matter, and for all other purposes under this Agreement, an individual shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if (i) such individual is actually aware of such fact or other matter, or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation in the ordinary course of business concerning the truth or existence of such fact or other matter. A corporation or bank shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if any individual who is serving, or who has at any time served, as a director or officer with the title or serving in the capacity of the officers set forth on Schedule 10.13 (or in any similar capacity) of the corporation or bank, has, or at any time had, knowledge of such fact or other matter.



                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.


ATTEST:                         COMPASS BANCSHARES, INC.



By:  /s/ Daniel B. Graves              By:  /s/ Garrett R. Hegel
   --------------------------             -----------------------------------
 Its: Assistant Secretary               Its: Chief Financial Officer



ATTEST:                         HILL COUNTRY BANK



By:  /s/ Lori Singleton                By:  /s/ Stephen J. Wilkinson
   ---------------------------            -----------------------------------
 Its: Secretary                         Its: Chairman

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